Exhibit 5.1

June 10, 2022

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501

Re:	Astra Space, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Astra Space, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date first written above (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 19,148,738 shares (the “Incentive Plan Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the terms of the Astra Space, Inc. 2021 Omnibus Incentive Plan, as amended (the “Incentive Plan”), and with respect to the registration of 2,629,748 shares (the “ESPP Shares” and, together with the Incentive Plan Shares, the “Plan Shares”), of the Company’s Common Stock pursuant to the terms of the Astra Space, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of the Incentive Plan and ESPP, as applicable; the Certificate of Incorporation of the Company as currently in effect; the Bylaws of the Company as currently in effect; the relevant corporate proceedings of the Company; the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference, covering the registration of the Plan Shares under the Securities Act; a management certificate addressed to us, dated of even date herewith and executed by the Company, containing certain factual representations; and such other corporate records, certificates, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Plan Shares have been duly authorized and when the Plan Shares have been duly issued and delivered pursuant to the terms of the Incentive Plan and ESPP, as applicable, and in a manner and for the consideration stated in the Registration Statement and the prospectuses thereto, such Plan Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

This opinion has been prepared for your use in connection with the issuance of the Plan Shares under the Incentive Plan and ESPP, as applicable, and speaks as of the date hereof. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

It is understood that this opinion is to be used only in connection with the issuance of the Plan Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Cozen O’Connor P.C.
Cozen O’Connor P.C.